                                                                     EXHIBIT 3.2

                                    BY-LAWS
                                      OF
                          FIRST USA PAYMENTECH, INC.

                      -----------------------------------

                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.  Registered Office.  The registered office of First USA
                 -----------------
Paymentech, Inc. (hereinafter called the "Corporation"), in the State of Delaware shall be at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the registered agent in charge thereof shall be Prentice Hall Corporation System, Inc.

     Section 2.  Other Offices.  The Corporation may also have an office or
                 -------------
offices at any other place or places within or without the State of Delaware as the Board of Directors (hereinafter called the "Board") may from time to time determine.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS
                            -----------------------

     Section 1.  Place of Meetings.  Meetings of the stockholders for the
                 -----------------
election of directors or for any other purpose shall beheld at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meetings.  Annual meetings of stockholders shall be held
                 ---------------
on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.

     Section 3.  Special Meetings.  Unless otherwise prescribed by law or by the
                 ----------------
Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by the Board, the Chairman of the Board or the Secretary of the Corporation. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not

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less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 4.  Waiver of Notice.  Notice of any annual or special meeting of
                 ----------------
stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5.  Adjournments.  When a meeting is adjourned to another date,
                 ------------
hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

     Section 6.  Quorum.  Except as otherwise provided by law or the Certificate
                 ------
of Incorporation, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders, whether annual or special, for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 5 of this Article until a quorum shall be present or represented.

     Section 7.  Voting.  Except as otherwise provided by the Certificate of
                 ------
Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise provided by law or the Certificate of Incorporation or these By-Laws, when a quorum is present at any meeting, the vote of the holders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

     Section 8.  Proxies.  Each stockholder entitled to vote at a meeting of
                 -------
stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders, at such time as the Board of Directors may require. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

     Section 9.  Nomination of Directors.  Only persons who are nominated in
                 -----------------------
accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made

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at any annual meeting of stockholders (a) by or at the direction of the Board of
Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 9.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however,
                                                          --------  -------
that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Section 10.  Business at Annual Meetings.  No business may be transacted at
                  ---------------------------
an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders of record on the date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however,
                                                          --------  -------
that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must be set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10; provided, however, that, once business has been
                          --------  -------
properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

     Section 1.  General Powers.  The business and affairs of the Corporation
                 --------------
shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     Section 2.  Number and Election of Directors.  The Board of Directors shall
                 --------------------------------
consist of not less than three nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 3 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders. The directors shall be divided into three classes of substantially equal numbers such that one class is chosen annually at the annual meeting of stockholders and the members of such class shall hold office until their successors be elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

     Section 3.  Vacancies.  Vacancies and newly created directorships resulting
                 ---------
from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors shall have a term that shall coincide with the remaining term of that class. Any directors elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     Section 4.  Meetings.
                 --------

            (a)    Annual Meetings.  As soon as practicable after each annual
                   ---------------
     election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

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            (b)    Other Meetings.  Other meetings of the Board shall be held
                   --------------
     at such times as the Board or the Chairman of the Board shall from time to time determine.

            (c)    Notice of Meetings.  The Secretary shall give written notice
                   ------------------
     to each director of each meeting, which notice shall state the time, place and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except as provided by law.

            (d)    Place of Meetings.  The Board may hold its meetings at such
                   -----------------
     place or places within or without the State of Delaware as the Board or the Chairman of the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

            (e)    Quorum and Manner of Acting. A majority of the total number
                   ---------------------------
     of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

            (f)    Organization. At each meeting of the Board, one of the
                   ------------
     following shall act as chairman of the meeting and preside, in the following order or precedence:

                     (i)  the Chairman of the Board;

                    (ii)  the President; or

                   (iii) any director chosen by a majority of the directors present.

     The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the Chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     Section 5.  Directors' Consent in Lieu of Meeting.  Any action required or
                 -------------------------------------
permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or committee and such consent is filed with the minutes of the proceedings of the Board. No action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote.

     Section 6.  Action by Means of Telephone or Similar Communications
                 ------------------------------------------------------
Equipment. Any one or more members of the Board, or of any committee designated
---------
by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     Section 1.  Executive Officers. The executive officers of the Corporation
                 ------------------
shall be a Chairman of the Board, a President and a Secretary and may include one or more Vice Presidents and one or more Assistant Secretaries. Any two or more offices may be held by the same person.

     Section 2.  Authority and Duties. All officers, as between themselves and
                 --------------------
the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

     Section 3.  Term of Office, Resignation and Removal. All officers shall be
                 ---------------------------------------
elected or appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

     Any officer may resign at any time by giving written notice to the Board or to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid, acceptance of such resignation shall not be necessary to make it effective.

     All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the stockholders of the Corporation with or without cause.

     Section 4.  Vacancies.  Any vacancy occurring in any office of the
                 ---------
Corporation, for any reason shall be filled by action of the Board. Any officer appointed or elected by the Board to fill any vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reelected or reappointed by the Board.

     Section 5.  The Chairman of the Board. The Chairman of the Board, if there
                 -------------------------
be one, shall have the power to call special meetings of the stockholders, to call special meeting meetings of the Board and to preside at all meetings of the stockholders and all meetings of the Board.

     Section 6.  The Chief Executive Officer and the President.  The Chief
                 ---------------------------------------------
Executive Officer of the Corporation shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President, who may be the same person as the Chief Executive Officer, shall work with the Chief Executive Officer in the management and control of the business and in the management and control of the business and affairs of the Corporation. The President shall assume the responsibilities of the Chief Executive Officer in the absence of a Chief Executive Officer.

     Section 7.  Vice President.  Vice Presidents, if any, in order of their
                 --------------
seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe, and in the absence or disability of the President, perform the duties and exercise the powers of the President.

     Section 8.  The Secretary.  The Secretary shall, to the extent practicable,
                 -------------
attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board.

     Section 9.  Assistant Secretaries. Assistant Secretaries, if any, in order
                 ---------------------
of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

                                   ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

     Section 1.  Execution of Documents.  Executive officers of the Corporation
                 ----------------------
shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws or as may be limited by the Board of Directors, no officer or agent or employee shall have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     Section 2.  Deposits.  All funds of the Corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any executive officer of the Corporation shall direct.

     Section 3.  Proxies in Respect of Stock or Other Securities of Other
                 --------------------------------------------------------
Corporations.  Executive officers of the Corporation shall have authority from
------------
time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities.
Such officers may instruct the person or persons so appointed as the manner of exercising such powers and rights, and such officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES
                         ------------------------------

     Section 1.  Certificates for Shares. Every owner of stock of the
                 -----------------------
Corporation shall be entitled to have a certificate certifying the number and class of shares of the Corporation owned by him, which certificate shall be in such form as shall be prescribed by the Board. Certificates shall be issued in consecutive order shall be signed, in the name of the Corporation by (i) the Chief Executive Officer and/or the President and (ii) by the Secretary or an Assistant Secretary.

     Section 2.  Stock Ledger.  A stock ledger in one or more counterparts shall
                 ------------
be kept, in which shall be recorded the name of each person, firm or corporation owning the shares evidenced by each certificate for stock of the Corporation issued, the number of shares evidenced by each certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     Section 3.  Transfer of Stock.
                 -----------------

            (a) The transfer of stock and the certificates evidencing the stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

            (b) Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

     Section 4.  Addresses of Stockholders.  Each stockholder shall designate to
                 -------------------------
the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

     Section 5.  Lost, Destroyed and Multilated Certificates.  A holder of any
                 -------------------------------------------
shares of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 6.  Regulations. The Board may make such rules and regulations as
                 -----------
it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

     Section 7.  Fixing Date for Determination of Stockholders of Record.  In
                 -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VII

                                      SEAL
                                      ----

     The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal 1995 Delaware."

                                  ARTICLE VIII

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall end on the thirtieth day of June in each year unless changed by resolution of the Board.

                                   ARTICLE IX

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     Section 1.  Indemnification.
                 ---------------

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent,
                                              ---- ----------
     shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent involved to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this
     Article IX or as otherwise authorized by law.

            (e) The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those

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

     seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (f) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence has continued.

            (g) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer or employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in this Article IX.

            (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 2.  Insurance for Indemnification. The Corporation may purchase and
                 -----------------------------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

                                   ARTICLE X

                                   AMENDMENTS
                                   ----------

     These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the vote of the holders of a majority of the shares then entitled to vote at an election of directors or by vote of the Board.

     These By-laws were approved and adopted by the Corporation's Board of Directors on April 22, 1997.

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